Exhibit 1A-13

The David Movie 1A.: -i»- 1 :'. ;'-1 ..= 0 ti: ‘" -. Q GAUGING INTEREST in an investment opportunity. We are creating a feature-length film called "David" and the plan is to partner with Angel Studios for distribution, the same studio that brought you "The Chosen.“ We are not accepting funds at this time but are gauging interest to see who would be interested in investing in the film "David" if we launched a crowdfunding investment, "David" is a feature-length animated film based on the story of David, and brought to you by the creators of the phenomenal Jungle Beat. The Jungle Beat series has been broadcast in over 150 countries and has a YouTube audience of nearly 200 million views per month. Check out the short film for "David" and the potential investment opportunity at rwgiel <.omlcla‘.'1tl. Legal made us say this last part: (1) no money or other consideration is being solicited, and if sent, will not be accepted; (2) no offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is filed and only through an intermediary's platform; 13) a prospective purchaser's indication of interest is non-binding. ..,~_ W’, H. Get Notified if the Investment Goes Llve QQ at 1 s.»t,i.,_ Learn more iffy Like I: Comment Share 0 Comrnont as lhc Ddzllii Movie l i ' The David Movie . _ » Q . ~ ,, » ¢ GAUGING INTEREST in an investment opportunity. We are creating a feature-length film called "David" and the plan is to partner with Angel Studios for distribution, the same studio that brought you "The Chosen." We are not accepting funds at this time but are gauging interest to see who would be interested in investing in the film "David" if we launched a crowdfunding investment. "David" is a feature-length animated film based on the story of David, and brought to you by the creators of the phenomenal Jungle Beat. The Jungle Beat series has been broadcast in over 150 countries and has a YouTube audience of nearly 200 million views per month. Check out the short film for “David” and the potential investment opportunity at Legal made us say this last part: (1) no money or other consideration is being solicited, and if sent, will not be accepted; (2) no offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is filed and only through an intermediary‘s platform; (3) a prospective purchaser's indication of interest is non-binding‘ "x ’ ‘Q “"-___ ‘\ Get Notified if the Investment Goes Live Learn more oo T ~ Us, l_iki_: CUltlIH(‘l1\ ;I> Sl\Jlt' The David Movie Published by Angel Studios O Yesterday at ll'l5 AM Q The story of David is epic! That's why people say "that‘s a real David vs. Goliath matchup." it's the ultimate underdog story. I00 An epic story deserves an epic movie, which is why we are making "David", a feature-length animated film that combines the production quality and style of major animation studios, with the inspiration and faith of a Bible story. You can help create an amazing movie that will help get your family excited about one of the Bible's most epic stories. Click the link to express interest in investing in David today: angelcom/davicl. Legal made us say this last part: (1) no money or other consideration is being solicited, and if sent, will not be accepted; (2) no offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is filed and only through an intermediary's platform; (3) a prospective purchaser's indication of interest is non-binding. INVEST./\NGEL COM An Eplc story Desen/es an Eplc Movle Learn more With your help, we can make this story into a feature film. Q0 183 22 Comments 12 Shares [Q Like C] Comment Q Share The David Movie _” Sponsored - "We need to take back the entertainment in our homes and here is a chance to make that happen!‘ -Kirk Cameron Check out The DAVID Movie at angelcom/david. Legal made us say this last part: (1) No money or other consideration is being solicited or accepted; (2) Offers to buy the securities cannot be accepted, and no part of the purchase price can be received, until the Form ‘I-A Offering Circular (OC) is qualiﬁed, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualiﬁcation date. (3) A person's indication of interest involves no obligation or commitment of any kind; (4) Information about the preliminary Offering Circular can be obtained at ange|.com/david. invest.angel.com X The David Movie ,_, X Sponsored ' ‘ "If you want to go fast, go alone; if you want to go far, go together.‘ Check out the short ﬁlm and join 1,000‘s of others in expressing interest in The DAVID Movie at angelcom/david. Legal made us say this last part: (1) No money or other consideration is being solicited or accepted; (2) Offers to buy the securities cannot be accepted, and no part of the purchase price can be received, until the Form 1-A Offering Circular (OC) is qualiﬁed, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualiﬁcation date. (3) A person's indication of interest involves no obligation or commitment of any kind; (4) Information about the preliminary Offering Circular can be obtained at angelcom/david. Express Interest in the Loam mm-9 i""°$"a"9°'"°°'“ _ David Movie Toda Express Interest III the Leam moi-9 Y David Movie Today 0° E: Phi‘ 1'3K C°mmem5 5"3K shares 3 Oronde A... 10 Comments 48 Shares lb Like C) Comment pt) Share [b Like C] Comment Q Share The David Movie _" X Sp<>ns0rc>(i David is the most signiﬁcant biblical animated movie to be made since Dreamworks‘ Prince of Egypt Our vision is an epic movie that is biblically authentic while standing alongside the likes of Moana and Tangled for quality and entertainment value. Join 1,000's of others in expressing interest in this incredible project: angel.com/david Legal made us say this last part: (1) No money or other consideration is being solicited or accepted; (2) Offers to buy the securities cannot be accepted, and no part of the purchase price can be received, until the Form 1-A Offering Circular (OC) is qualiﬁed, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualiﬁcation date. (3) A person's indication of interest involves no obligation or commitment of any kind; (4) Information about the preliminary Offering Circular can be obtained at angelcom/david. investangelcom Back This Project Lggm mom With your help, we can m... The David Movie “_ e Sponsored X Struggle getting your kids excited about Bible stories? That's why we are making ‘David,’ a feature length animated ﬁlm that combines the production quality and style of major animation studios, with the inspiration and faith of a Bible story. And we need your help to make it. Click the link to express interest in investing in David today: angelcom/david Legal made us say this last part: (1) No money or other consideration is being solicited or accepted; (2) Offers to buy the securities cannot be accepted, and no part of the purchase price can be received, until the Form 1-A Offering Circular (OC) is qualiﬁed, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualiﬁcation date. (3) A person's indication of interest involves no obligation or commitment of any kind; (4) Information about the preliminary Offering Circular can be obtained at ange|.c0m/david. <1‘ §A°>Jl> \.~; investangelcom Bible Stories Meet Learn more Hollywood Animation... O 0 Q Bildfa Tali-~ 25 Commems 53 Shams 0 O Pamela Johnso... 1 Comment 20 Shares Like Comment Share C3 ¢> Like Comment Share C3 a9 Sponsored ~’ Sponsored “ The Davld Movie ___ X “ The David Movie ___ X Struggle getting your kids excited about Bible stories? That's why we are making ‘David,’ a feature length animated ﬁlm that combines the production quality and style of major animation studios, with the inspiration and faith of a Bible story. And we need your help to make it. Click the link to express interest in investing in David today: ange|.com/david Legal made us say this last part: (1) No money or other consideration is being solicited or accepted; (2) Offers to buy the securities cannot be accepted, and no part of the purchase price can be received, until the Form 1-A Offering Circular (OC) is qualiﬁed, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualiﬁcation date. (3) A person's indication of interest involves no obligation or commitment of any kind; (4) information about the preliminary Offering Circular can be obtained at angel.com/david. investangelcom Bible Stories Meet Lam more Hollywood Animation... 0° 5 TheGo... 248 Comments 477 Shares Struggle getting your kids excited about Bible stories? That's why we are making ‘David,’ a feature- length animated ﬁlm that combines the production quality and style of major animation studios, with the inspiration and faith of a Bible story. And we need your help to make it. Click the link to express interest in investing in David today: angel.com/david Legal made us say this last part: (1) No money or other consideration is being solicited or accepted; (2) Offers to buy the securities cannot be accepted, and no part of the purchase price can be received, until the Form 1-A Offering Circular (OC) is qualiﬁed, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualiﬁcation date. (3) A person's indication of interest involves no obligation or commitment of any kind; (4) Information about the preliminary Offering Circular can be obtained at angel.com/david. ﬁwxlb 1- 15 invest.angel.com st°|'iQ$ Learn more Hollywood Animation... Q0 Miriam Sando... 2 Comments 12 Shares E) Like C] Comment Q Share [I'D Like C] Comment Q Share The David Movie X ' Zhxszgd lfwle X Sponsored ~.‘ P ~ Struggle getting your kids excited about Bible stories? That's why we are making ‘David,’ a feature- length animated ﬁlm that combines the production quality and style of major animation studios, with the inspiration and faith of a Bible story. And we need your help to make it. Click the link to express interest in investing in David today: angelcom/david Legal made us say this last part: (1) No money or other consideration is being solicited or accepted; (2) Offers to buy the securities cannot be accepted, and no part of the purchase price can be received, until the Form 1-A Offering Circular (DC) is qualiﬁed, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. (3) A person's indication of interest involves no obligation or commitment of any kind; (4) Information about the preliminary Offering Circular can be obtained at |nves\.ange|.c0m S\0I'iQ$ Learn mofe Hollywood Animation... 0 Q Aidee Gutierre... 4 Comments ‘l8 Shares [b Like C] Comment Q Share GAUGING INTEREST in an investment opportunity. We are creating a featurelength ﬁlm called ‘David’ and the plan is to partner with Angel Studios for distribution, the same studio that brought you ‘The Chosen.’ We are not accepting funds at this time but are gauging interest to see who would be interested in investing in the film 'David‘ if we launched a crowdfunding investment. ‘David’ is a featurelength animated ﬁlm based on the story of David, and brought to you by the creators of the phenomenal Jungle Beat. The Jungle Beat series has been broadcast in over 150 countries and has a YouTube audience of nearly 200 million views per month. Check out the short ﬁlm for ‘David’ and the potential investment opportunity at angelcom/david. Legal made us say this last part: (1) no money or other consideration is being solicited, and if sent, will not be accepted; (2) no offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is filed and only through an intermediary’s platform; (3) a prospective purchaser's indication of interest is non-binding. invest.ange|.com G“ NO\iflGd ""18 Leam mgfg Investment Goes Live 0° 5 Lucin... 2.8K Comments 5.‘lK Shares Like Comment Share 55> The David Movie _,_ e Spoitsoretl X The story of David is epic! That's why people say ‘that's a real David vs. Goliath matchup.' It's the ultimate underdog story. An epic story deserves an epic movie, which is why we are making 'David', a feature-length animated ﬁlm that combines the production quality and style of major animation studios, with the inspiration and faith of a Bible story. You can help create an amazing movie that will help get your family excited about one of the Bible's most epic stories. Click the link to express interest in investing in David today: angelcom/david. Legal made us say this last pan: (1) no money or other consideration is being solicited, and if sent, will not be accepted; (2) no offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is ﬁled and only through an intermediary's platform; (3) a prospective purchaser's indication of interest is non-binding. <"!- , _ invest.ange|.com An Epic Story Deserves an Leam mom Epic Movie H5 Like C] Comment Q Share . rnuntstainum X mucms tuttatzzsr in an llwtﬂmtﬂl owaiiunity. We are tllﬂllﬂl a Ieaiurrlenqlh min cﬂlltd ‘emf and in plan is I0 Dillllll wllh we smnnis Io! nisintnmn. ins Sam! siuaiu that brought you writ Chosen ' We Ne not accepting mnns ﬂl inis UM! but are qnuqtnq "R9105! I0 see who would tn initiiestsa tn inmiinq tn the min ‘Davie’ ii we tuiinutea a cmwdlundlnq investment myta‘ is a rssmielenqm antinsisn min based int ins SIOIY oi osvia site blbuﬂhl to you by me Mentor; of the pnsntmisnni Jungle Beat The Jiinqm Bi.-m sencs has been MNOCi$l In mi iso countries itnu has ii Votﬂube audience oi nelﬂy zoo million VIQWS pt! moﬂlh cttucii uiit [ht srnni min mi 'ntnia' and inn D0l!|\\|i| investment nppatunity at Ai'\gCl C0rI\'dnv;d Legal mid! us sly init list piﬂ. (1) No money ni Omﬂ cunsiamtwn is being sottsnsd Of muuiea, (2) omis to buy ins seculnles wmi be itcceutesi. and no pm oi ins p\|!Ch8S9 time can D! iewvsn l|f\ll| II\Q ruiin wt Oilenng cit¢ulniiot:)is QUAHIIQG, Ind any such uttsi my he witnmwn DI ti-vsmt iniinuut soiiquiiun oi ettntmtuiisnt oi itny tuna. iti any [INN below notice of tts aeeeptmu qivt-rt aitei me qutiiricinton ants, (3) A DﬂS0l1SIﬂd|l;at>0n of inlevest mvuiyes no ooiigatioit oi commitment of any kind, (4) lrt(om\3't|0l\ about the p4Q1|l1\i7lI!y Offtllliq ciicutm can be Obtained at angel COi!l'dZl1id '12; I t M21 4rivl'SltV\QflCO1I\ 00 6 Sharich... 219 Comments 405 Shares ?“?...'t}.T‘.i§‘I"n§"'“ “"""‘°" O0 6 .l_\!il€.\‘ Sbl Cn'rH1‘|_=nl:; 1:7 smiiut yy lill Q Comment Q snu-